                                                                    EXHIBIT 99.5

                            SUBORDINATION AGREEMENT
                            -----------------------

     This Subordination Agreement (this "Agreement") is entered into by and
                                         ---------
among BANK OF AMERICA NT & SA, doing business as SEAFIRST BANK, a national savings and trust association (the "Subordinated Lender"), whose address is 701
                                    -------------------
Fifth Avenue, Seattle, Washington 98104, FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Fleet"), with an office located at 2711 N. Haskell Avenue,
                     -----
Suite 2100, Dallas, Texas 75204, THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("Boston") with an office at 100 Federal Street, Boston,
                      ------
Massachusetts 02110 (Fleet and Boston are hereinafter collectively referred to as "Senior Lenders" and each individually a "Senior Lender") and FLEET, as agent
    --------------                           -------------
for Senior Lenders (Fleet, in such capacity, the "Agent").
                                                  -----

     Preliminary Statements:
     ----------------------

     1.   Brazos, Inc., a Texas corporation ("Debtor"), a wholly-owned
                                              ------
subsidiary of Brazos Sportswear, Inc., a Delaware corporation ("Parent"),
                                                                ------
executed to the order of Subordinated Lender that certain Convertible Subordinated Note Agreement and Convertible Promissory Note, dated as of or about the date hereof, in the stated principal amount of $1,500,000 (together, the "Subordinated Note"). The Subordinated Note contains a conversion option,
     -----------------
that will under certain conditions, allow the Subordinated Lender to convert obligations due under the Subordinated Note to common stock in Parent.

     2. Senior Lenders, Agent and Debtor have entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of August 9, 1996 (as the same may be renewed, extended, modified, amended or replaced from time to time, the "Senior Loan Agreement").
           ---------------------

     3. Subordinated Lender acknowledges that the extension of credit and other financial accommodations granted to Debtor by Senior Lenders are of value to Subordinated Lender.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Senior Lenders, now or from time to time hereafter, to extend credit and grant other financial accommodations to or for the benefit of Debtor or to grant such renewals or extensions thereof as Senior Lenders may deem advisable, and to better secure Senior Lenders in respect of the foregoing, Subordinated Lender hereby agrees with Senior Lenders as follows:

     1.   Definitions.
          -----------

          "Default" shall have the meaning ascribed to such term in the Senior
           -------
Loan Agreement.

          "Event of Default" shall have the meaning ascribed to such term in the
           ----------------
Senior Loan Agreement.

          "Obligations" shall mean any and all obligations, liabilities and
           -----------
indebtedness of Debtor or any successor or assign of Debtor, including without limitation, a receiver, trustee or debtor in possession, to Agent and Senior Lenders, whether now existing or hereafter arising, whether direct, indirect, contingent, joint, several or independent, whether created directly or acquired by assignment or otherwise, whether evidenced by a written instrument or not and whether such obligations, liabilities and indebtedness (including, but not limited to, interest on any such obligations, liabilities and indebtedness) arises or accrues before or after the commencement of any bankruptcy, insolvency or receivership proceeding. The Obligations shall be entitled to the benefits of this Agreement irrespective of the amount or terms thereof, and shall continue to constitute Obligations for all purposes of this Agreement, notwithstanding the fact that such Obligations or any claim in respect thereof shall be disallowed, avoided or subordinated pursuant to the provisions of Title 11 of the United Stated Code, as amended from time to time, or other applicable law.

          "Permitted Payments" means regularly scheduled interest payments due
           ------------------
under the Subordinated Debt.

          "Proceeds" shall have the meaning assigned to it under the Uniform
           --------
Commercial Code, shall also include "products" (as defined in the Uniform Commercial Code), and, in any event, shall include, but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty, letter of credit or guaranty or collateral security payable to any grantor from time to time with respect to any of the Senior Lender Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to or on behalf of the owner of the Senior Lender Collateral from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Senior Lender Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Senior Lender Collateral.

          "Senior Lender Collateral" shall mean the "Collateral" as such term is
           ------------------------
defined in the Senior Loan Agreement. Agent and Senior Lenders acknowledge that the term "Collateral" does not include the capital stock of Parent or the treasury stock of Parent.

          "Subordinated Debt" shall mean the Subordinated Note and any and all
           -----------------
other obligations, liabilities and indebtedness of Debtor to Subordinated Lender for borrowed money, whether now existing or hereafter arising, whether direct, indirect, contingent, joint, several or independent, whether created directly or acquired by assignment or otherwise, whether evidenced by a written instrument or not and whether such obligations, liabilities and indebtedness arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceeding including without limitation, interest on any such obligations, liabilities and indebtedness.

          "Subordinated Loan Documents" shall mean any and all documents,
           ---------------------------
agreements and instruments executed or delivered pursuant to or in connection with the Subordinated Note.

     2.   Debt Subordination.  The Subordinated Debt is hereby subordinated to
          ------------------
the Obligations, and each holder of Subordinated Debt, by acceptance of all or any portion of the Subordinated Debt, whether upon original issuance, transfer, assignment or exchange, agrees to be bound by the provisions of this Agreement. Except as specifically permitted in this Agreement, Subordinated Lender will not ask, demand, sue for, take or receive from Debtor, by setoff or in any other manner, all or any part of the Subordinated Debt, except the Permitted Payments, or take or receive any payment or distribution of any character, whether in cash, securities or other property from Debtor on account of or in respect of the Subordinated Debt, including, without limitation, the taking of any negotiable instruments evidencing such amounts or any security for any of the foregoing, unless and until all of the Obligations shall have been fully and irrevocably paid in cash and all financing arrangements between Debtor and Senior Lenders shall have been terminated. However, notwithstanding any other provisions contained herein, in the Senior Loan Documents, or in any acknowledgment of this Agreement by Debtor, Subordinated Lender shall have the right without notice to Senior Lenders to ask for, demand, take and receive a distribution of shares of common stock of Parent (or the common stock of any successor entity to Parent, including the common stock of Debtor if Debtor is the successor entity pursuant to a merger or similar corporate reorganization of Parent and Debtor as long as such merger or similar corporate reorganization is permitted by the provisions of the Senior Loan Agreement) as provided in the conversion option of the Subordinated Note, and Debtor, if it becomes a successor entity to Parent pursuant to merger or similar corporate reorganization, shall have the right to deliver such shares to Subordinated Lender pursuant to the terms and conditions of the Subordinated Note.

     3.   Mutual Recognition and Consent.  The Subordinated Lender acknowledges
          ------------------------------
and consents to the existence of the Senior Loan Documents and the liens and security interests in the Senior Lender Collateral granted in connection therewith as security for the prompt payment and performance by Debtor of the Obligations. The Agent and Senior Lenders acknowledge and consent to the existence of the Subordinated Loan Documents. The provisions of this Agreement are intended by the parties hereto to control any conflicting provisions, including, without limitation, any covenants contained in the Senior Loan Documents or the Subordinated Loan Documents.

     4.   Priorities Regarding Collateral.  The Subordinated Debt is unsecured
          -------------------------------
and shall not be secured, by any lien on or security interest in any assets or properties of Debtor, or otherwise, in any way during the term of this Agreement. Without affecting Subordinated Lender's obligations set forth in this Agreement not to obtain any lien or security interest, any and every lien and security interest in the Senior Lender Collateral in favor of or held for the benefit of the Senior Lenders has and shall have priority over any lien or security interest that Subordinated Lender might have or acquire in the Senior Lender Collateral notwithstanding any statement or provision contained in the Subordinated Loan Documents or otherwise to the contrary and irrespective of the time or order of filing or recording of financing statements, deeds of trust, mortgages or other notices of security interests, liens or assignments granted pursuant thereto, and irrespective of anything contained in any filing or agreement to which any party hereto or its respective successors and assigns may now or hereafter be a party, and irrespective of the ordinary rules for determining priorities under the Uniform Commercial Code or under any other law governing the relative priorities of secured creditors.

     5.   Management of Collateral.  Agent and Senior Lenders shall have the
          ------------------------
exclusive right to manage, perform and enforce the terms of the Senior Loan Documents with respect to the Senior Lender Collateral, to exercise and enforce all privileges and rights thereunder according to their discretion and the exercise of their business judgment including, but not limited to, the exclusive right to take or retake possession of the Senior Lender Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Senior Lender Collateral, pursuant to a foreclosure or otherwise. Notwithstanding anything to the contrary contained in any document, instrument or agreement evidencing, securing or otherwise executed in connection with the incurrence of the Subordinated Debt, only the Senior Lenders shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Senior Lender Collateral. Accordingly, should Agent or any Senior Lender elect to exercise its rights and remedies with respect to any of the Senior Lender Collateral, Agent or such Senior Lender may proceed to do so in a commercially reasonable manner as required by the Uniform Commercial Code, without regard to any interest of Subordinated Lender, and Subordinated Lender waives any claims that it may have against Agent and Senior Lenders for any disposition of the Senior Lender Collateral, provided that any such disposition by Agent and Senior Lenders is conducted in a commercially reasonable ma nner as required by the applicable provisions of the Uniform Commercial Code. Without affecting Subordinated Lender's obligations set forth in this Agreement not to obtain any lien or security interest in any of the Senior Lender Collateral, Subordinated Lender agrees, whether or not a default has occurred in the payment of the Subordinated Debt or the performance of any other obligations to it, that any liens on and security interests in the Senior Lender Collateral or any portion thereof that it might have or acquire shall automatically be fully released ipso facto as to all indebtedness and other obligations secured thereby owing to Subordinated Lender if and when Senior Lenders release their lien in and security interest on such Senior Lender Collateral or any portion thereof.

     6.   Distribution of Proceeds of Collateral.  At any time during which all
          --------------------------------------
or any part of the Obligations remains outstanding, and whether or not the same is then due and payable, the Proceeds of any sale, disposition or other realization by Agent, Senior Lenders or other party hereto (or any agent therefor) upon all or any part of the Senior Lender Collateral shall be applied in the following order of priorities irrespective of the application of any rule of law or the defect or impairment of any Senior Loan Document, Subordinated Loan Document or security interest, lien or assignment thereunder:

               first,    to the payment of all reasonable costs and expenses of
               -----
               Agent, Senior Lenders and/or their agent or agents (including, without limitation, the reasonable fees and expenses of counsel to Agent and Senior Lenders) incurred in connection with the collection of such Proceeds or the protection of the rights and interests of Agent or any Senior Lender therein; and

               second,   to the payment in full of all the Obligations in such
               ------
               order as Agent and Senior Lenders shall determine in their sole discretion; and
               finally,  to pay any surplus then remaining to the owner of the
               -------
               Senior Lender Collateral or its successors or assigns or as a court of competent jurisdiction may direct.

     7.   Permitted Payments.  Notwithstanding the provisions of Section 2 of
          ------------------                                     ---------
this Agreement, Debtor may pay to Subordinated Lender, and Subordinated Lender may accept from Debtor the Permitted Payments; provided, however, that the
                                               --------  -------
rights of Subordinated Lender to 2 receive the Permitted Payments may be suspended pursuant to the provisions of Section 8 of this Agreement. Under no
                                        ---------
circumstances shall prepayments on the Subordinated Debt constitute Permitted Payments. Except as provided in Section 11 of this Agreement, prior to full and
                                ----------
irrevocable payment in cash of the Obligations and the termination of all financing arrangements between Debtor and Senior Lenders, Subordinated Lender shall have no right to enforce payment of any Permitted Payment, or to otherwise take any action against Debtor or Debtor's property without Senior Lenders' prior written consent.

     8.   Effect of Certain Events on Permitted Payments.
          ----------------------------------------------

          (a) If any Default or Event of Default has occurred under the Senior Loan Documents or would be caused as a result of any Permitted Payment, then (i) the rights of Subordinated Lender to receive the Permitted Payments shall be suspended from and after the date that Subordinated Lender receives a notice to suspend payments under the Subordinated Debt which is accompanied by a copy of the notice of such Default that Agent or Senior Lenders sent to Debtor (a "Stop Payment Notice"), and (ii) no
                                       -------------------
     payment of Subordinated Debt shall be made by Debtor, or received or accepted by Subordinated Lender from Debtor, unless and until such Default shall have been cured or waived.

          (b) Notwithstanding anything to the contrary contained in this Section
                                                                         -------
     8, (i) Debtor may pay and Subordinated Lender may take and retain any
     -
     Permitted Payment before receipt by Subordinated Lender of a Stop Payment Notice; provided, however, that in the event that a Stop Payment Notice is
             --------  -------
     issued within fifteen (15) business days after receipt of such Permitted Payment, Subordinated Lender shall, in accordance with Section 13 hereof,
                                                            ----------
     hold such payment in trust and forthwith deliver the same to Agent, for the benefit of Senior Lenders, and (ii) Debtor shall be entitled to resume the making of payment of Subordinated Debt otherwise prohibited under Section
                                                                       -------
     8(a) of this Agreement at such time as the Agent and/or Senior Lenders
     ----
     provide Subordinated Lender writt en Notice that the Default described in
     Section 8(a) of this Agreement has been cured or waived.
     ------------

     9.   Modification of Subordinated Debt.  Subordinated Lender shall not
          ---------------------------------
increase the aggregate principal amount of the Subordinated Debt without the prior written consent of Senior Lenders. Further, Subordinated Lender shall not otherwise amend, modify or supplement any instruments, agreements or documents evidencing or related to the Subordinated Debt without the prior written consent of Senior Lenders, if such amendment, modification or supplement would, in the opinion of Senior Lenders, have an adverse effect on Senior Lenders, any of the Senior Lender Collateral or the rights of Agent or any Senior Lender under this Agreement.

     10.  Representations and Warranties Regarding Subordinated Debt.
          ----------------------------------------------------------
Subordinated Lender represents and warrants that as of the date of this Agreement (i) all of the Subordinated Debt outstanding on the date hereof is evidenced by the Subordinated Loan Documents, (ii) Subordinated Lender has not previously assigned any interest in the Subordinated Debt or granted any security interest therein, (iii) no other party owns any interest in the Subordinated Debt other than Subordinated Lender (whether as joint holders of the Subordinated Debt, participants or otherwise), other than any such interest arising by operation of law and (iv) the entire Subordinated Debt is owing only to Subordinated Lender.

     11.  Standstill.  Subordinated Lender agrees to promptly send to Agent and
          ----------
each Senior Lender a copy of any notice of default under the Subordinated Loan Documents sent to any loan party and further agrees that, except as specifically permitted in this Section 11, and in exercising its conversion option for a
                  ----------
distribution of common stock of Parent as provided in Section 2, Subordinated
                                                      ---------
Lender shall not exercise any rights or remedies or take any enforcement action available upon the occurrence of a default or an event of default or otherwise under the Subordinated Loan Documents or take any action toward the collection of any Subordinated Debt, until all of the Obligations shall have been paid in full and all of the commitments of Senior Lenders to Debtor under the Senior Loan Documents shall have expired or terminated. The failure to make a payment of principal of, interest on, or fees, costs or expenses relative to any of the Subordinated Debt by reason of any provision of this Agreement shall not be construed as preventing the occurrence of a default or event of default with respect to such Subordinated Debt.

     12.  Commencement of Proceeding; Grant of Authority to Agent and Senior
          ------------------------------------------------------------------
Lenders.  Subordinated Lender will not join with any creditor, unless Senior
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Lenders shall also join, in bringing any Proceeding against Debtor unless and until the Obligations shall have been fully and irrevocably paid in cash and all financing arrangements between Debtor and Senior Lenders shall have been terminated. The provisions of this Agreement shall continue in full force and effect, notwithstanding the commencement of any Proceeding under the Federal Bankruptcy Code by or against Debtor. In furtherance of the foregoing, if Subordinated Lender receives any property of, or payments from Debtor after the commencement of such Proceeding on account of a secured claim which is subordinated by the terms of this Agreement (whether as "adequate protection" payments or otherwise), Subordinated Lender shall immediately turn such property or payments over to the Agent, for the benefit of Senior Lenders, for distribution by it in accordance with the applicable provisions of Section 6
                                                                   ---------
hereof.  To the extent that Subordinated Lender has or acquires any rights under
Section 363 or Section 364 of the Federal Bankruptcy Code with respect to the Senior Lender Collateral, Subordinated Lender hereby agrees not to assert such rights without the prior written consent of the Senior Lenders. The Subordinated Lender hereby grants to the Agent and each Senior Lender the right, but neither Agent nor any Senior Lender shall be obligated, to file, prove and vote claims on account of the Subordinated Indebtedness in any receivership, bankruptcy, or other Proceeding commenced by or against Debtor. Subordinated Lender will execute and deliver to Agent, for the benefit of Senior Lenders such powers of attorney, assignments and other instruments or documents, including notes and stock certificates (together with such assignments or endorsements as Agent shall deem necessary), as may be requested by Senior Lenders in order to enable Agent and Senior Lenders to enforce any and all claims upon or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments and distributions which may be payable or deliverable to Agent or any Senior Lender at any time upon or with respect to the Subordinated Debt, all for Agent's and each Senior Lender's own benefit. In the event Debtor makes any payment, distribution, or transfer to Subordinated Lender, which Subordinated Lender is required to hold in trust for and/or deliver to Agent or Senior Lenders under
Section 8 and Section 13 of this Agreement, and in the further event
---------     ----------
Subordinated Lender is required in a preference action, a fraudulent transfer action, or otherwise by operation of law to return such payments to a bankruptcy trustee, a receiver, a court, or any other third party, Senior Lenders shall reimburse Subordinated Lender for all such payments, distributions, or transfers actually delivered to Agent or Senior Lenders, with Subordinated Lender hereby agreeing to contest in good faith the return of any such payment in such an action and to permit Senior Lenders to participate in the defense of any such attempt to require the return of any such payment. Notwithstanding anything to contrary in this Section 12, Subordinated Lender may take such actions or bring
                 ----------
or join in such Proceedings as necessary to enforce its right to reimbursement for any such payments, distributions, or transfers so held or delivered.

     13.  Payments Received by Subordinated Lender.  If any payment or
          ----------------------------------------
distribution or security (other than a distribution of common stock of Parent as provided in Section 2) or instrument or proceeds thereof is received by
            ---------
Subordinated Lender upon or with respect to the Subordinated Debt in contravention of any of the terms of this Agreement and prior to the full and irrevocable payment in cash of the Obligations and termination of all financing arrangements between Debtor and Senior Lenders, Subordinated Lender shall receive and hold the same in trust, as trustee for the benefit of Senior Lenders and shall forthwith deliver the same to Agent, for the benefit of Senior Lenders, in precisely the form received (except for the endorsement or assignment of Subordinated Lender where necessary), for application on the Obligations, due or not due, and, until so delivered, the same shall be held in trust by Subordinated Lender as the property of Senior Lenders. In the event of the failure of Subordinated Lender to make any such endorsement or assignment to Agent or Senior Lenders, then Agent, Senior Lenders, or any of their officers or employees, is hereby irrevocably authorized to make the same.

     14.  Instrument Legend.  Any instrument now or hereafter evidencing any of
          -----------------
the Subordinated Debt will be inscribed with a legend conspicuously indicating that payment thereof is subject to the terms of this Agreement, and a copy thereof will be delivered to Agent and each Senior Lender on or before the date hereof (or, with respect to hereafter arising indebtedness of Debtor to Subordinated Lender, if any, upon execution thereof or within five days thereafter).

     15.  Continuing Nature of Subordination.  This Agreement shall be effective
          ----------------------------------
and may not be terminated or otherwise revoked by Subordinated Lender until the Obligations shall have been fully and irrevocably paid and all financing arrangements between Debtor and Senior Lenders have been terminated. This is a continuing agreement and Senior Lenders may continue, at any time and without notice to Subordinated Lender, to extend credit or other financial accommodations to or for the benefit of Debtor on the faith hereof.

     16.  Additional Agreements Between Agent, Senior Lenders and Debtor.  Agent
          --------------------------------------------------------------
and Senior Lenders at any time and from time to time, either before or after any such aforesaid notice of termination or revocation, may enter into such agreement or agreements with the Debtor as Agent and Senior Lenders may deem proper. Not in limitation of the foregoing, Agent and Senior Lenders may, at any time and from time to time, without the consent of or notice to Subordinated Lender, and without impairing or releasing any of Agent's or any Senior Lender's rights, or any of Subordinated Lender's obligations, under this Agreement, do any of the following: (i) change the amount, manner, place, or terms of payment or change or extend the time of payment of or renew or alter the Obligations, or any part thereof, or enter into or amend in any manner any agreement or instrument relating to the Obligations, (ii) sell, exchange, release, or otherwise deal with the Senior Lender Collateral, or any part thereof in a commercially reasonable manner, (iii) release anyone liable in any manner for the payment or collection of the Obligations, or (iv) exercise or refrain from exercising any rights against Debtor, Subordinated Lender or any other person.

     17.  Subordinated Lender's Waivers.  All of the Obligations shall be deemed
          -----------------------------
to have been made or incurred in reliance upon this Agreement. Subordinated Lender waives any right it may have to require that Senior Lenders marshal their collateral in favor of Subordinated Lender. Subordinated Lender expressly waives all notice of the acceptance by Agent and Senior Lenders of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and Subordinated Lender expressly waives reliance by Agent and Senior Lenders upon the subordination and other agreements as herein provided.

     18.  Agent's and Senior Lenders' Waivers.  No waiver shall be deemed to be
          -----------------------------------
made by Agent or any Senior Lender of any of its rights hereunder, unless the same shall be in writing signed on behalf of Agent or such Senior Lender, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of Agent or any Senior Lender or the obligations of Subordinated Lender to Agent or any Senior Lender in any other respect at any other time.

     19.  Information Concerning Financial Condition of Debtor.  Subordinated
          ----------------------------------------------------
Lender hereby assumes responsibility for keeping itself informed of the financial condition of Debtor, any and all other makers, endorsers and guarantors of the Obligations and of all other circumstances bearing upon the risk of nonpayment of the Obligations and/or the Subordinated Debt that diligent inquiry would reveal, and Subordinated Lender hereby agrees that neither Agent nor any Senior Lender shall have any duty to advise Subordinated Lender of information known to Agent or any Senior Lender regarding such condition or any such circumstances. In the event, Agent or any Senior Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Subordinated Lender, neither Agent nor any Senior Lender shall be under any obligation (i) to provide any such information to Subordinated Lender on any subsequent occasion or (ii) to undertake any investigation not apart of its regular business routine and shall be under no obligation to disclose any information which, pursuant to accepted or reasonable commercial finance practices, Agent and Senior Lenders wish to maintain confidential. Subordinated Lender hereby agrees that all payments received by Agent, for the benefit of Senior

Lenders, may be applied, reversed, and reapplied, in whole or in part, to any of the Obligations, as Agent and Senior Lenders, in their sole discretion, deems appropriate.

     20.  Subrogation.  The provisions of this Agreement are solely for the
          -----------
purpose of defining the relative rights of Agent and Senior Lenders on the one hand and the Subordinated Lender on the other hand, and nothing herein shall impair as between the Subordinated Lender and the Debtor, the Debtor's obligations to pay to the Subordinated Lender the principal, interest, and other charges due on the Subordinated Debt as and when the same shall become due in accordance with the terms thereof; nor shall anything herein prevent the Subordinated Lender from exercising all rights and remedies otherwise permitted by applicable law upon default, subject, however, to the terms and conditions of this Agreement and rights of the Agent and Senior Lenders hereunder. In the event that the Obligations shall have been irrevocably paid in full in cash, and cash, securities or other property otherwise payable or deliverable to the Subordinated Lender shall have been applied pursuant to this Agreement to the payment of the Obligations, then the Subordinated Lender shall be subrogated to any right of the Agent and/or Senior Lenders to receive any further payments or distributions applicable to the Obligations until the Subordinated Debt shall have been paid in full; provided, however, that for purposes of such
                        --------  -------
subrogation, as among the Debtor, its creditors other than the Senior Lenders, and the Subordinated Lender, no payments or distributions to Agent or any Senior Lender of any cash, property, or securities to which the Subordinated Lender would be entitled, except for the provisions hereof, shall be deemed to be a payment by or on account of the Obligations.

     21.  Notice.  Except as otherwise provided herein, all notices, requests
          ------
and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail return receipt requested, by personal delivery against receipt, or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one business day after deposit in the U.S. mail postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed to the parties at the addresses specified on the first page hereof, or to such other address as each party may designate for itself by like notice given in accordance with this paragraph. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

     22.  Governing Law.  This Agreement shall be deemed to have been made in
          -------------
Dallas, Texas, and shall be interpreted, and the rights and obligations of the parties hereto determined, in accordance with the laws and decisions of the State of Texas.

     23.  Binding Obligations; Successors and Assigns.  This Agreement shall be
          -------------------------------------------
immediately binding upon Subordinated Lender and its successors and assigns, and shall inure to the benefit of the successors and assigns of Agent and Senior Lenders. Subordinated Lender will not assign or transfer all or any part of the Subordinated Debt unless it first advises any such transferee in writing that the Subordinated Debt is subject in all respects to the terms of this Agreement. This Agreement may be assigned by Agent and Senior Lenders in connection with any assignment or transfer of the Obligations.

     24.  Section Titles.  The Section titles contained in this Agreement are
          --------------
and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     25.  Entire Agreement.  This Agreement embodies the entire agreement
          ----------------
between the parties and supersedes all prior agreements regarding the subject matter hereof.

     26.  Counterparts.  This Agreement may be executed by one or more of the
          ------------
parties hereto in any number of separate counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     EXECUTED as of this 14th day of March, 1997.

                                         SUBORDINATED LENDER:

                                         BANK OF AMERICA NT & SA,
                                         doing business as SEAFIRST BANK


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

SENIOR LENDERS:

FLEET CAPITAL CORPORATION


By:____________________________________
Name:__________________________________
Title:_________________________________


THE FIRST NATIONAL BANK OF BOSTON


By:____________________________________
Name:__________________________________
Title:_________________________________


AGENT:

FLEET CAPITAL CORPORATION


By:____________________________________
Name:__________________________________
Title:_________________________________

                            ACKNOWLEDGMENT BY DEBTOR
                            ------------------------

     Debtor hereby acknowledges receipt of a copy of the foregoing Subordination Agreement, confirms that the Subordinated Note represents all of Debtor's existing indebtedness and obligations to Subordinated Lender, and agrees that it will not pay any indebtedness subordinated by the foregoing Subordination Agreement (except as otherwise permitted thereby) until all Obligations described therein shall have been paid in full in cash and Senior Lenders' financing arrangements with Debtor are terminated. In the event of any breach of the provisions of the foregoing Subordination Agreement, Debtor agrees that, in addition to any other rights and remedies Agent or any Senior Lender may have, all of Debtor's obligations and liabilities to Agent and Senior Lenders shall, without notice or demand, become immediately due and payable, unless Agent and Senior Lenders shall otherwise elect.


                                 BRAZOS, INC.



                                 By:____________________________________
                                 Name:__________________________________
                                 Title:_________________________________